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Exhibit 10.14

Commitment Letter From Bank One

February 5, 2003

Mr. George B. Toma
Wells-Gardner Electronics Corporation
9500 West 55th Street
Suite A
McCook, Illinois 60525

Dear George:

        The purpose of this letter is to memorialize our telephone conversation of yesterday afternoon with respect to the maturity date on the obligations of Wells-Gardner Electronics Corporation (the "Company") to Bank One, N.A., successor in interest to American National Bank & Trust Company of Chicago (the "Bank").

        The current maturity of the obligations of the Company to the Bank is August 31, 2003. Please be advised that the Bank is hereby formally committing to extend said maturity date on the Company's revolver and term obligations to March 31, 2004. All other existing terms, conditions and covenants of the existing loan and security agreement shall remain in effect.

        Should you have any questions or require additional information, please do not hesitate to contact me directly.

Sincerely,

/s/ GERARD P. BROSNAN Gerard P. Brosnan First Vice President

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  Exhibit 10.14